Exhibit 10.6

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (hereinafter referred to as the Agreement) is entered into by and between the following Parties in Shanghai, People’s Republic of China (hereinafter referred to as China) on June 4, 2008.

Party A: CDP Information Technology (Shanghai) Co., Ltd.

Address: Room 676-19, Building 2, No. 351, Guoshoujing Road, Zhangjiang High-tech Park, Shanghai

Party B: Shanghai Caishuo Talent Information Consulting Co., Ltd.

Address: 6 / F, Area A, No.900, Yishan Road, Shanghai.

Party A and Party B are hereinafter referred to individually as one Party and collectively as the Parties.

Whereas:

1.	As a wholly foreign-owned enterprise registered in China, Party A has the necessary resources to provide technical and consulting services;

2.

As a domestic-funded limited liability company registered in China, Party B has been approved by relevant governmental authorities of China to engage in talent consulting, talent recommendation, talent recruitment, labor service, labor dispatch and outsourcing of enterprise management services (collectively referred to as the Main Business);

3.

Party A agrees to use its technical, personnel and information advantages to provide Party B with exclusive technical and business support and consulting services relating to its Main Business during the term of this Agreement. Party B agrees to accept the consultations and various services provided by Party A or its designated party in accordance with the provisions of this Agreement.

Therefore, Party A and Party B reach the following agreement through negotiations:

1.	Provision of Services

1.1

In accordance with the terms and conditions of this Agreement, Party B hereby appoints Party A to provide Party B with comprehensive technical support, business support and relevant consulting services as the exclusive service provider of Party B during the term of this Agreement, specifically including all the necessary services determined by Party A from time to time within the scope of Party B’s Main Business, including but not limited to technical services, business consulting, assets and equipment leasing, market consulting, system integration, product research and development and system maintenance.

1.2

Party B accepts the consultations and services to be provided by Party A. Party B further agrees that, except with the prior written consent of Party A, during the term of this Agreement, in respect of the services or other matters agreed herein, Party B shall not directly or indirectly obtain from any third party any consultations and / or services identical or similar to those provided for herein, and shall not establish any similar cooperation relationship with any third party with respect to the matters covered in this Agreement. Both Parties agree that Party A may designate any other party (such designated party may sign certain agreements as described in Clause 1.3 hereof with Party B) to provide Party B with the services and / or support agreed herein.

1.3	Mode of service provision

1.3.1

Party A and Party B agree that during the term of this Agreement, Party B may sign any further technical service agreements and consulting service agreements with Party A or any other party designated by Party A, as the case may be, providing for the specific contents, methods, personnel and fees among other things of the technical services and consulting services.

1.3.2

In order to better perform this Agreement, both Party A and Party B agree that, Party B will sign a lease agreement on equipment and assets with Party A or any other party designated by Party A, as the case may be, at any time during the term of this Agreement, in accordance with the needs of the business progress, and Party A shall provide relevant equipment and assets to Party B for use.

1.3.3

Party B hereby grants Party A an irrevocable exclusive purchase right under which Party A may purchase any part or all of Party B’s assets from Party B at Party A’s option to the extent permitted by the laws and regulations of China, at the lowest price permitted by the laws of China. In such case, both Parties will otherwise sign an asset transfer contract, providing for the terms and conditions of the asset transfer.

2.	Prices and Payment Method of the Services

Both Parties agree that Party B shall pay 100% of its net income to Party A as the service fee for the services provided by Party A to Party B hereunder (Service Fee). The Service Fee shall be paid on a monthly basis. With the prior written consent of Party A, the amount of service fee may be adjusted in accordance with the operational needs of Party B. Party B shall, within 30 days of the last day of each month, (a) provide Party A with the management statements and operational data of Party B in that month, including the net income amount of Party B in that month (Monthly Net Income); (b) Pay 100% of the Monthly Net Income to Party A (Monthly Payment). Party B shall, within 90 days after the end of each financial year, (a) provide Party A with the audited financial statements of Party B for that financial year, which shall be audited and certified by an independent certified public accountant approved by Party A; (b) If there is any deficiency in the total amount of monthly payments made by Party B to Party A in that financial year as shown in the audited financial statements, Party B shall pay the difference to Party A. Both Parties agree that, in case of any loss arising from Party B’s operation, Party A shall bear or make up 100% of Party B’s losses, by means including the arrangement made by Party A to provide a loan to Party B, or other means otherwise negotiated and determined in writing by both Parties then.

3.	Intellectual Property Rights and Confidentiality Provisions

3.1 Any rights, ownerships, interests and all intellectual property rights arising from or created by Party A in the performance of this Agreement, including but not limited to copyrights, patent rights, patent application rights, software and technical secrets, trade secrets and other rights, shall be the sole and exclusive rights and interests of Party A. Party B shall sign all appropriate documents, take all appropriate actions, submit all documents and / or applications, provide all appropriate assistances, and do all other acts deemed necessary at the discretion of Party A, in order to endow such ownerships, rights and interests in such intellectual properties to Party A and / or perfect the protection of such intellectual property rights of Party A.

3.2 The Parties acknowledge and confirm that this Agreement, the content of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation or performance of this Agreement shall be deemed to be Confidential Information. The Parties shall keep all such Confidential Information confidential and shall not disclose any Confidential Information to any third party without the written consent of the other Party, except as follows: (a) any information known or to be known to the public (provided that the information is not disclosed to the public by the Party receiving the Confidential Information without authorization); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or any order of a government department or court; or (c) the information to be disclosed by either Party to its shareholders, investors, legal or financial advisers in respect of the transactions contemplated by this Agreement, and such shareholders, legal or financial advisers are subject to the confidentiality obligations similar to those set forth herein. Any disclosure by an employee of any Party or any institution hired by any Party shall be deemed as the breach of confidentiality by such Party which shall be liable for the breach of contract in accordance with this Agreement. This Clause shall remain in force even if this Agreement is terminated for any reason.

3.3 The Parties agree that this Clause shall remain in force regardless of whether or not this Agreement is changed, cancelled or terminated.

4.	Representations and Warranties

4.1	Party A represents and warrants that:

4.1.1 Party A is a wholly foreign-owned enterprise legally registered and validly existing in accordance with the laws of China.

4.1.2 Party A has taken necessary corporate actions, obtained necessary authorizations, and obtained the consents and approvals of any third parties and government departments (if necessary) to execute and perform this Agreement; Party A’s execution and performance of this Agreement shall not violate the specific provisions of the laws and regulations.

4.1.3 This Agreement constitutes the legal and valid obligations which are binding on Party A and are enforceable against Party A in accordance with the terms of this Agreement.

4.2	Party B represents and warrants that:

4.2.1 Party B is a company legally registered and validly existing in accordance with the laws of China, and Party B has obtained the governmental permits and licenses as required for its Main Business.

4.2.2 Party B has taken necessary corporate actions, obtained necessary authorizations, and obtained the consents and approvals from any third parties and government departments (if necessary) to execute and perform this Agreement; The execution and performance of this Agreement by Party B shall not violate the specific provisions of the laws and regulations.

4.2.3 This Agreement constitutes the legal and valid obligations which are binding on Party B and are enforceable against Party B in accordance with the terms of this Agreement.

5.	Effectiveness and Term

5.1

This Agreement is executed as of the date first above written and shall come into force at the same time. This Agreement shall be valid for 10 years, unless terminated in advance in accordance with this Agreement or other agreements of both Parties, provided that both Parties shall, after executing this Agreement, review the contents of this Agreement every 3 months to determine whether it is necessary to amend and supplement this Agreement accordingly in light of the circumstances at that time.

5.2

This Agreement may be extended upon written confirmation of Party A before the expiration of the Agreement. The term of the extension shall be determined by Party A, and Party B must unconditionally agree to the extension.

6.	Termination

6.1 Unless renewed pursuant to this Agreement, this Agreement shall be terminated on the date of expiration.

6.2 During the term of this Agreement, Party B shall not terminate this Agreement in advance unless Party A commits any gross negligence or fraud against Party B. Notwithstanding the foregoing, Party A may terminate this Agreement at any time by giving a 30-day written notice to Party B.

6.3 The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.	Governing Laws and Dispute Settlement

7.1 The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the settlement of disputes shall be governed by the laws of China.

7.2 Any dispute arising out of the interpretation and performance of the Contract shall be settled by the Parties hereto first through friendly negotiations. If the dispute fails to be settled within 30 days after one Party gives a written notice to the other Party requesting settlement through negotiations, either Party may refer the dispute to Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration conducted in accordance with its rules of arbitration. The arbitration shall be conducted in Shanghai in the language of Chinese. The arbitration award shall be final and binding upon the Parties.

7.3 When any dispute arises out of the interpretation and performance of this Agreement or any dispute is under arbitration, except for the matters in dispute, the Parties hereto shall continue to exercise their other rights under this Agreement and perform their other obligations under this Agreement.

8.	Compensation

Party B shall compensate and hold harmless Party A from and against any losses, damages, liabilities or expenses incurred by Party A from any litigations, requests or other requirements against Party A arising from or caused by the consultation and service provided by Party A to Party B in accordance with this Agreement, so that Party A will not be damaged, unless such losses, damages, liabilities or expenses are incurred due to Party A’s gross negligence or wilful intent.

9.	Notices

9.1 All notices and other communications required or sent under this Agreement shall be delivered by hand, registered mail, postage prepaid or by commercial courier service or facsimile to the following address of any receiving Party. Each notice shall also be sent by e-mail. The effective delivery date of such a notice is determined as follows:

9.1.1 If the notice is delivered by hand, courier service or registered mail, postage prepaid, the date when the notice is sent or rejected at the designated address of notice shall be the effective delivery date.

9.1.2 If the notice is sent by fax, the effective delivery date shall be the date of successful transmission (as evidenced by automatically generated transmission confirmation information).

9.2 For purpose of notices, the addresses of the Parties are specified as follows:

Party A:	CDP Information Technology (Shanghai) Co., Ltd.
Address:	6 / F, Area A, No.900, Yishan Road, Shanghai
Attention:	Wei WANG
Telephone:	+[ ]
Fax:	+[ ]

Party B:	Shanghai Caishuo Talent Information Consulting Co., Ltd.
Address:	6 / F, Area A, No.900, Yishan Road, Shanghai
Telephone:	+[ ]
Fax:	+[ ]

9.3 Either Party may change the address at which it receives the notices by giving a notice to the other Party from time to time in accordance with this Clause.

10.	Transfer of the Agreement

10.1 Party B shall not transfer its rights and obligations under this Agreement to any third party unless Party A’s prior written consent is obtained.

10.2 Party B hereby agrees that Party A may transfer its rights and obligations under this Agreement to any other third party when necessary, and Party A only needs to give a written notice to Party B when such transfer occurs. And there is no need to obtain the consent of Party B for such Transfer.

11.	Severability of the Agreement

If any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall, through consultations in good faith, seek to replace those invalid, illegal or unenforceable provisions with those which are valid to the maximum extent permitted by the laws and desired by the Parties. The economic effects of such effective provisions shall be as similar to those of the invalid, illegal or unenforceable provisions as possible.

12.	Amendment and Supplement

Both Parties may amend and supplement this Agreement by means of written agreement. The amendment and supplement to this Agreement executed by both Parties are an integral part of this Agreement and have the same legal effect as this Agreement.

13.	Language and Counterparts

The Agreement shall be made in Chinese and in two counterparts. Each of Party A and Party B holds one counterpart, and all the counterparts shall have the same effect.

[Signature Page Attached hereto]

In WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Contract which shall come into effect immediately, as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd. (Seal of CDP Information Technology (Shanghai) Co., Ltd.)
By:	/s/ Wei Wang

Name: Wei WANG
Title: Legal representative

Party B: Shanghai Caishuo Talent Information Consulting Co., Ltd.

(Seal of Shanghai Caishuo Talent Information Consulting Co., Ltd.)

By:	/s/ Qiuwen Wang

Name: Qiuwen WANG
Title: Legal representative

Supplement to the Exclusive Business Cooperation Agreement

The Supplement to the Exclusive Business Cooperation Agreement (hereinafter referred to as this Supplement) is entered into by and between the following Parties in Shanghai, People’s Republic of China on August 23, 2019:

Party A:

CDP Information Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise established and existing in accordance with the laws of China, registered at Room 676-19, Building 2, No. 351, Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone;

Party B:

Shanghai Caishuo Talent Information Consulting Co., Ltd., a limited liability Company established and existing in accordance with the laws of China, registered at 6 / F, Area A, No.900, Yishan Road, Xuhui District, Shanghai.

In this Supplement, Party A and Party B are hereinafter referred to individually as one Party and collectively as both Parties.

Whereas:

1.	Both Parties signed the Exclusive Business Cooperation Agreement (hereinafter referred to as the Original Agreement) on June 4, 2008;

2.

Party C increased its registered capital from RMB 2 million to RMB 20 million in January 2018. Now, Qiuwen WANG holds 95% equity interest in Party B, and Sufen LING holds 5% equity interest in Party B.

Now, both Parties have reached the following Supplement to the Original Agreement through negotiations:

1	Both Parties confirm that the Original Agreement has been in actual performance since June 4, 2018.

2	Article 1.2 is modified to read as follows:

“Party B accepts the consultations and services to be provided by Party A. Party B further agrees that, except with the prior written consent of Party A, during the term of this Agreement, in respect of the services or other matters agreed herein, Party B shall not directly or indirectly obtain from any third party any consultations and / or services identical or similar to those provided for herein, and shall not establish any similar cooperative relationship with any third party with respect to the matters covered in this Agreement. Both Parties agree that Party A may designate any other party (such designated party may sign certain agreements as described in Clause 1.3 hereof with Party B) to provide Party B with the services and / or support agreed herein, which Party B shall accept unconditionally.”

3	Article 7.2 is modified to read as follows:

“Any dispute arising out of the interpretation and performance of the Agreement shall be settled by the Parties hereto first through friendly negotiations. If the dispute fails to be settled within 30 days after one Party gives a written notice to the other Party requesting settlement through negotiations, either Party may refer the dispute to Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration conducted in accordance with its rules of arbitration. The arbitration shall be conducted in Shanghai in the language of Chinese. The arbitration award shall be final and binding upon the Parties.”

4	Article 12 is modified to read as follows:

“Party A has the right to determine in writing at its own discretion, the modification and supplement to any clause of this Agreement. Once Party A issues a written notice to modify and supplement this Agreement, Party B shall sign the modified and supplemented agreement as required by Party A. Any amendments and supplements to this Agreement signed by both Parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.”

5	Party A confirms that the Original Agreement will be extended to June 4, 2028, and Party B accepts the extension unconditionally.

6

This Supplement is the Supplement to the Original Agreement, and any matters not covered in this Supplement shall be subject to the provisions of the Original Agreement. In case of any conflict or inconsistency between this Supplement and the Original Agreement, this Supplement shall prevail.

7	The provisions of this Supplement shall be deemed to be effective as of the effective date of the Original Agreement (if applicable).

8	This Supplement shall be made in Chinese and in two counterparts. Each of Party A and Party B holds one counterpart, and both counterparts shall have the same effect.

[Signature Page Attached hereto]

In WITNESS WHEREOF, the Parties have caused their authorized representatives to execute the Supplement to the Exclusive Business Cooperation Agreement which shall come into effect immediately, as of the date first above written.

Party A: CDP Information Technology (Shanghai) Co., Ltd.

By:	/s/ Wei Wang

Name: Wei WANG
Title: Legal representative

Party B: Shanghai Caishuo Talent Information Consulting Co., Ltd.

By:	/s/ Qiuwen Wang

Name: Qiuwen WANG
Title: Legal representative